EX-23.2

                        INDEPENDENT ACCOUNTANTS' CONSENT




We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-69267) of Lincoln Heritage Corporation of our report dated March 11, 1998, appearing in the Annual Report on Form 10-K of Lincoln Heritage Corporation for the year ended December 31, 1998.




KILLMAN, MURRELL & COMPANY, P.C.
Dallas, Texas
March 31, 1999